Exhibit 99.1

News Release
For Further Information:
Jessica Gulis, 248.559.0840
ir@cnfrh.com
For Immediate Release
Conifer Holdings, Inc. Announces Extension of Exchange Offer

Troy, MI, July 26, 2023 – Conifer Holdings, Inc. (NASDAQ: CNFR) (“Conifer” or the “Company”), announced today that it extended its offer to exchange (the “Exchange Offer”) its outstanding 6.75% Senior Unsecured Notes due 2023 (the “Existing Notes”) for 9.75% Senior Unsecured Notes due 2028 (the “New Notes”) to be issued by the Company. The Company also is offering up to $25,000,000 in aggregate principal amount of New Notes for cash (the “New Offering”), which are being offered on a reasonable best efforts basis and are still available for purchase.

The Exchange Offer, which was previously scheduled to expire at 5:00 p.m., New York City time, on July 25, 2023, will now expire at 6:00 p.m., New York City time, on August 1, 2023, unless earlier terminated or extended by the Company (such date and time, including any extension, the “Expiration Date”). Any Existing Notes tendered may be withdrawn at any time prior to the Expiration Date, but not thereafter (the “Withdrawal Deadline”).  Except for the extension of the Expiration Date and Withdrawal Deadline, all other terms of the Exchange Offer remain in full force and effect.  Janney Montgomery Scott and American Capital Partners, LLC are serving as dealer managers for the Exchange Offer and placement agents for the New Offering.

Conifer Holdings said it has been informed by the dealer managers and placement agents that, as of July 25, 2023 at 5:00 p.m., New York City time, approximately $5.2 million in aggregate principal amount of the Existing Notes had been tendered in the Exchange Offer, which amount represents approximately 21.5% of the Existing Notes.

The New Notes are being issued pursuant to a registration statement on Form S-4 and Form S-1, as amended, including a prospectus, which was filed with the Securities and Exchange Commission (the "SEC") which was declared effective by the SEC.  The Company has applied for the New Notes to be listed on the Nasdaq Global Market under the ticker symbol “CNFRZ”.

This news release is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to participate in the New Offering or the Exchange Offer, nor shall there be any sale of the New Notes or exchange of the Existing Notes in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. Copies of the final prospectus can be obtained without charge by visiting EDGAR on the SEC Website at www.sec.gov; by contacting Alliance Advisors, LLC, 200 Broadacres Drive, Bloomfield, New Jersey 07003; by calling toll-free at 855-737-3176; or by e-mail at CNFRL@allianceadvisors.com

About Conifer

Conifer Holdings, Inc. is a specialty insurance holding company, offering customized coverage solutions tailored to the needs of our insureds. Nationwide, Conifer markets largely through independent agents, and is traded on the NASDAQ exchange under the symbol “CNFR”. Additional information is available on the Company’s website at www.CNFRH.com.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance, and include statements about the listing of the New Notes on the Nasdaq Global Market and the availability of the New Notes pursuant to the New Offering. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information. The forward-looking statements are qualified by important factors, risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those in the forward-looking statements, including those described in the “Risk Factors” section of our Registration Statement on Form S-4 and S-1 filed with the SEC on May 26, 2023, as amended and supplemented, and our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 27, 2023, and in subsequent reports filed with or furnished to the SEC. Any forward-looking statement made by us in this report speaks only as of the date hereof or as of the date specified herein. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable laws or regulations.